Exhibit 5.1

Dechert LLP

2929 Arch Street

Philadelphia, PA 19104

June 29, 2011

The Sheridan Group, Inc.

11311 McCormick Road, Suite 260

Hunt Valley, MD 21031

Re:	Registration Statement on Form S-4
Registration No. 333-174734

Ladies and Gentlemen:

We have acted as special counsel to The Sheridan Group, Inc., a Maryland corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-4 (Registration No. 333-174734), originally filed by the Company, Dartmouth Journal Services, Inc., a New Hampshire corporation (“Dartmouth Journal”), Dartmouth Printing Company, a New Hampshire corporation (“Dartmouth Printing”), Sheridan Books, Inc., a Delaware corporation (“Sheridan Books”), The Dingley Press, Inc., a Delaware corporation (“Dingley Press”), The Sheridan Group Holding Company, a Delaware corporation (“Sheridan Group Holding”), The Sheridan Press, Inc., a Maryland corporation (“Sheridan Press”), and United Litho, Inc., a Maryland corporation (“United Litho,” and together with Dartmouth Journal, Dartmouth Printing, Sheridan Books, Dingley Press, Sheridan Group Holding and Sheridan Press, the “Guarantors”), on June 6, 2011 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), as amended by Amendment No. 1 filed with the Commission on June 14, 2011, as further amended by Amendment No. 2 filed with the Commission on the date hereof (the “Registration Statement”).  Upon the effectiveness of and pursuant to the Registration Statement, the Company and the Guarantors propose to offer to exchange up to $150,000,000 aggregate principal amount of the Company’s 12.500% Senior Secured Notes due 2014 (the “Exchange Notes”) and the Guarantors’ guarantees thereof (the “Exchange Guarantees”) for an equal aggregate principal amount of the Company’s outstanding unregistered 12.500% Senior Secured Notes due 2014 issued on April 15, 2011 (the “Initial Notes”) and the Guarantors’ guarantees thereof (the “Initial Guarantees”).  The Exchange Notes and the Exchange Guarantees are to be issued pursuant to the terms of the Indenture, dated as of April 15, 2011, by and among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) and notes collateral agent (the “Collateral Agent”), which is filed as Exhibit 4.1 to the Registration Statement, as supplemented by the Supplemental Indenture, dated as of May 20, 2011, by and among the Company, the Guarantors and the Trustee, which is filed as Exhibit 4.4 to the Registration Statement (as supplemented, the “Indenture”).  This opinion is being furnished to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter other than as to the legality of the Exchange Notes and the Exchange Guarantees.

In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, agreements and certificates, and examined such questions of law, as we have considered necessary or appropriate for the purpose of this opinion letter.  In our examination, we have assumed the authenticity of the same, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates (other than persons executing documents, agreements and certificates on behalf of the Company and the Guarantors), and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates.  In rendering our opinions, we have relied as to factual matters upon certificates of public officials and certificates and representations of officers of the Company and the Guarantors.

In rendering the opinions expressed below, we have assumed that (a) the Indenture has been duly authorized, executed and delivered by the Trustee and Collateral Agent and constitutes a legal, valid and binding agreement of the Trustee and Collateral Agent, (b) the Registration Statement will have been declared effective by the Commission, (c) the Indenture will have been qualified under the Trust Indenture Act of 1939, as amended and (d) the Initial Notes have been, and the Exchange Notes will have been, duly authenticated and delivered by the Trustee in accordance with the terms of the Indenture.  In addition, we assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.

In so far as the opinions expressed herein relate to or are dependent upon matters governed by the laws of the State of New Hampshire, we have relied, with the Company’s and the Guarantors’ permission and consent, without independent investigation, upon the opinions of Devine, Millimet & Branch, P.A. (“New Hampshire Counsel”), filed as Exhibit 5.2 to the Registration Statement. With the Company’s and the Guarantors’ permission and the permission of New Hampshire Counsel, we have assumed such opinions are correct, and the opinions below are subject to the assumptions and qualifications contained in the opinion letter of New Hampshire Counsel.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.                                       When the Exchange Notes have been duly executed, authenticated, issued and delivered by or on behalf of the Company in exchange for the Initial Notes in the manner contemplated by the prospectus included in the Registration Statement, then the Exchange Notes will constitute valid and binding obligations of the Company, as issuer, enforceable against the Company in accordance with their terms.

2.                                       When the Exchange Notes have been duly executed, authenticated, issued and delivered by or on behalf of the Company in exchange for the Initial Notes in the manner contemplated by the prospectus included in the Registration Statement, and when the Exchange Guarantees have been duly executed in accordance with the terms of the Indenture, then the Exchange Guarantees will constitute valid and binding obligations of each Guarantor enforceable against each Guarantor in accordance with their terms.

The opinions rendered above are subject to bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws relating to or affecting creditors’ rights generally or debtors’ obligations generally, principles of equity (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.  In addition, any such enforceability opinion is subject to the further qualification that a court may decline to enforce the choice of law provisions on the grounds of comity or because United States constitutional requirements are not satisfied.  We express no opinion concerning the enforceability of waivers of rights or defenses or any indemnification or contribution provisions contained in any agreement or instrument.

The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of New York and, to the extent relevant, the Delaware General Corporation Law and the Maryland General Corporation Law.  We express no opinion as to the laws of any other jurisdiction.

The opinions expressed herein are rendered to the Company and the Guarantors in connection with the filing of the Registration Statement and for no other purpose.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus contained therein.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Dechert LLP